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                        SUB-INVESTMENT ADVISORY AGREEMENT

         AGREEMENT made this __ day of __________, 1998, between AMERICAN DIVERSIFIED ASSET MANAGEMENT, INC. (the "Adviser") and LADAS & HULINGS, INC. (the "Subadviser").


         WHEREAS, American Diversified Funds, Inc. (the "Company") is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and


         WHEREAS, American Diversified International Value Fund (the "Fund") is a separate investment series of the Company; and

         WHEREAS, the Adviser has been appointed investment adviser to the Fund; and

         WHEREAS, the Adviser desires to retain the Subadviser to assist it in the provision of a continuous investment program for the Fund and the Subadviser is willing to do so upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. Appointment. The Adviser hereby appoints the Subadviser to act as subadviser to the Fund as permitted by the Adviser's Investment Advisory Agreement with the Company pertaining to the Fund. Intending to be legally bound, the Subadviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

         2. Sub-Advisory Services. Subject to the supervision of the Board of Directors, the Subadviser shall assist the Adviser in providing a continuous investment program with respect to the Fund's portfolio, including without limitation investment research and management with respect to all securities and investments and cash equivalents in the Fund. The Subadviser may, subject to the Adviser's review, determine the securities and investments to be purchased, sold or retained by the Fund, and the Subadviser may place orders directly with the issuer or any broker or dealer for such securities and investments. The Adviser will provide services under this Agreement in accordance with the Fund's investment objective, policies and restrictions as stated in the Fund's prospectus and Statement of Additional Information, which shall be forwarded to the Subadviser by the Adviser from time to time, and resolutions of the Board of Directors applicable to the Fund provided those resolutions are communicated to the Subadviser and a reasonable amount of time is provided in order for it to comply.

         Without limiting the generality of the foregoing, the Subadviser further agrees that it:

                  (a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;



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                  (b) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission under the 1940 Act applicable to investment advisers to registered investment companies and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Subadviser;

                  (c) will place or cause to be placed orders for the Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Subadviser will attempt to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation and to the extent permitted by the 1940 Act, when the execution and price offered by two or more brokers or dealers are comparable, the Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Adviser with research advice and other services;

                  (d) will maintain or cause to be maintained all books and records with respect to the securities transactions of the Fund and will furnish the Board of Directors with such periodic and special reports as the Board may request; and

                  (e) will treat confidentially and as proprietary information of the Company all records and other information relative to the Company and the Fund and prior, present, or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder.

         3. Services Not Exclusive. Except as provided herein, the services furnished by the Subadviser hereunder are deemed not to be exclusive, and the Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

         4. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadviser hereby agrees that all records which it maintains for the Company are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

         5. Expenses. During the term of this Agreement, the Subadviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including without limitation brokerage commissions and other transaction charges, if any) purchased for the Fund.

         6. Compensation. For the services provided and the expenses assumed with respect to the Fund pursuant to this Agreement, the Subadviser will be entitled to a fee of 1/12th of .50% monthly (equivalent to .50% annually) on the first $100,000,000 of the net assets of the Fund as of the close of business on the last business day of each calendar month during the Fund's fiscal year, reduced to 1/12th of .375% monthly (equivalent to .375% annually) of such



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net assets in excess of $100,000,000 up to $250,000,000, and reduced to 1/12th of .25% monthly (equivalent to .25% annually) of such net assets in excess of $250,000,000.

         7. Limitation of Liability. The Subadviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Subadviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing herein shall in any way constitute a waiver or limitation of any rights that the Company, the Fund or the Adviser may have under the United States federal or State securities laws, which may impose liability on persons who act in good faith.

         8. Duration and Termination. Unless sooner terminated, this Agreement shall continue in full force and effect until two years from the date hereof, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Company's Board of Directors or vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50 % of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50 % of the outstanding shares of the Fund, provided that in either event its continuance also is approved by a majority of the Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement (the "Independent Directors"), by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable at any time without penalty, on 60 days' notice, by the Adviser, the Subadviser or by the Board of Directors or by vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50 % of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50 % of the outstanding shares of the Fund. This Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).

         9. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         10. Governing Law. This Agreement shall be governed by and its provisions shall be construed in accordance with the laws of the State of California as applied to agreements between California residents entered into and performed entirely within the State of California.

         11. Possession of Fund Assets. At all times the assets of the Fund (consisting of all cash, securities and other instruments held by the Fund) shall remain exclusively under the



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management and control of the Fund's custodian. At no time will the Subadviser have custody or possession of any such assets of the Fund.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

AMERICAN DIVERSIFIED ASSET MANAGEMENT, INC.

By:__________________________________

Name:________________________________

Title:_______________________________

LADAS & HULINGS, INC.

By:__________________________________

Name:________________________________

Title:_______________________________


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